                                                                Exhibit 4.4(f)

                                                                       EXECUTION

                                PATHMARK STORES, INC.

                         SIXTH AMENDMENT TO CREDIT AGREEMENT


    This SIXTH AMENDMENT TO CREDIT AGREEMENT (this ``AMENDMENT'') is dated as of December 3, 1996 and entered into by and among Pathmark Stores, Inc., a Delaware corporation (``COMPANY''), the financial institutions listed on the signature pages hereof (``LENDERS''), and Bankers Trust Company, as agent for Lenders (``AGENT''), and is made with reference to that certain Credit Agreement dated as of October 26, 1993, as amended to the date hereof (as so amended, the ``CREDIT AGREEMENT''), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                       RECITALS

    WHEREAS, Company and Lenders desire to amend certain of the terms and provisions of the Credit Agreement;

    NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


    SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT

    1.1  AMENDMENTS TO SECTION 1:  DEFINITIONS

    A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of ``Consolidated Adjusted EBITDA'' contained therein in its entirety and substituting therefor the following:

         ``CONSOLIDATED ADJUSTED EBITDA'' means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation and amortization expense, (v) provisions for expenses related to the Restructuring, (vi) total non-cash interest expense of Company with respect to the Junior Subordinated Notes, (vii) other non-cash items (including without limitation LIFO charges) reducing Consolidated Net Income, and (viii) to the extent deducted in determining Consolidated Net Income for the fourth fiscal quarter of Fiscal Year 1996, up to $25,000,000 in restructuring charges, less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

    B. Subsection 1.1 of the Credit Agreement is hereby further amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

         "BRIDGE STUART" means Bridge Stuart, Inc., a New York corporation.

         ``COMPANY/RISK CORP. ASSUMED LIABILITIES'' means approximately $128,000,000 in Contingent Obligations of Company in respect of, among other things, its self-insured reserves relating to workers' compensation claims, customer claims, auto liability, long-term disability benefits and related allocated expenses.

         ``COMPANY/RISK CORP. CAPITAL CONTRIBUTION'' means a cash capital contribution by Company to Risk Corp. in an amount not to exceed $1,000,000, pursuant to the Risk Restructuring.

         ``PAULS'' means Pauls Trucking Corp., a New Jersey corporation.

         ``PAULS/RISK CORP. DIVIDEND NOTE'' means a promissory note in the approximate principal amount of $10,000,000 issued by Pauls to Plainbridge as a dividend, which promissory note shall be (i) subordinated in right of payment to the payment in full of the Obligations and (ii) otherwise in form and substance satisfactory to Agent.

         ``PLAINBRIDGE/RISK CORP. ASSUMED LIABILITIES'' means approximately $8,000,000 in Contingent Obligations of Plainbridge in respect of, among other things, its self-insured reserves related to workers' compensation claims, customer claims, auto liability, long-term disability benefits and related allocated expenses.

         ``PLAINBRIDGE/RISK CORP. DIVIDEND NOTE'' means a promissory note in the approximate principal amount of $130,000,000 issued by Plainbridge to Company as a dividend, which promissory note shall be (i) subordinated in right of payment to the payment in full of the Obligations and (ii) otherwise in form and substance satisfactory to Agent.

         ``RISK CORP.'' means Brick Stuart, Inc. (or, after the change of name pursuant to the Risk Restructuring, Pathmark Risk Management Corporation), a New Jersey corporation.

         ``RISK MANAGEMENT ADVISOR'' means a Person to be determined by Company (subject to the approval of Agent, which approval shall not be unreasonably withheld or delayed), which Person shall not be an Affiliate of Company.

         ``RISK RESTRUCTURING'' means, collectively, the change of name of Risk Corp. from ``Brick Stuart, Inc.'' to ``Pathmark Risk Management Corporation'', together with the occurrence of the following transactions in the following order: (i) a dividend by Plainbridge to Company of the Plainbridge/Risk Corp. Dividend Note and a dividend by Pauls to Plainbridge of the Pauls/Risk Corp. Dividend Note; (ii) the contribution by Company of the Plainbridge/Risk Corp. Dividend Note to Bridge Stuart and the assumption of the Company/Risk Corp. Assumed Liabilities by Bridge Stuart; (iii) the contribution by Bridge Stuart of the Plainbridge/Risk Corp. Dividend Note to Risk Corp. and the assumption of the Company/Risk Corp. Assumed Liabilities by Risk Corp. in exchange for the issuance to Bridge Stuart of common stock of Risk Corp., the contribution by Plainbridge of the Pauls/Risk Corp. Dividend Note to Risk Corp. and the assumption of the Plainbridge/Risk Corp. Assumed Liabilities by Risk Corp. in exchange for the issuance to Plainbridge of common stock of Risk Corp., and the making of the Company/Risk Corp. Capital Contribution; provided that the common stock of Risk Corp. issued to Bridge Stuart and Plainbridge pursuant to this clause (iii) shall not exceed in the aggregate 10.0% of the outstanding common stock of Risk Corp.; and (iv) the sale to Risk Management Advisor by Bridge Stuart and Plainbridge of not in excess of 10.0% percent of the outstanding common stock of Risk Corp. for an aggregate sales price of $50,000.

    1.2  AMENDMENT TO SECTION 2:  AMOUNTS AND TERMS OF COMMITMENTS AND
         LOANS

    Subsection 2.4A(iii)(a) of the Credit Agreement is hereby amended by deleting the last proviso to the first sentence thereof in its entirety and substituting therefor the following:

    ``; provided, however, that (x) for Fiscal Year 1997, the first $50,000,000 of Net Cash Proceeds of Asset Sale and (y) for any other Fiscal Year, the first $25,000,000 of Net Cash Proceeds of Asset Sale (other than, in the case of either clause (x) or (y), (1) any Net Cash Proceeds of Asset Sale from any Qualified Sale and Lease-back and (2) any Proposed Reinvestment Amount to the extent such Proposed Reinvestment Amount is used to repair, restore or replace assets of Company or any of its Subsidiaries as provided above), in each case received by Company or any of its Subsidiaries in such Fiscal Year, shall not be required to be applied to prepay any Loans or result in any reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a).''

    1.3  AMENDMENTS TO SECTION 7:  COMPANY'S NEGATIVE COVENANTS

    A. Subsection 7.1 of the Credit Agreement is hereby amended by (i) deleting the ``and'' appearing at the end of clause (xi) thereof, (ii) renumbering clause (xii) thereof as clause (xiii), and (iii) adding a new clause
(xii) thereto as follows:

         ``(xii)   Plainbridge may become and remain liable with respect to the
    Plainbridge/Risk Corp. Dividend Note, and Pauls may become and remain liable with respect to the Pauls/Risk Corp. Dividend Note in connection with the Risk Restructuring; provided, however, that the Plainbridge/Risk Corp. Dividend Note and the Pauls/Risk Corp. Dividend Note shall not be contributed to Risk Corp. or Bridge

    Stuart, as applicable, pursuant to the Risk Restructuring unless each of Risk Corp. and Bridge Stuart (a) shall have executed and delivered to Agent those documents required to be delivered pursuant to subsection 6.8 hereof by any Person which becomes a Subsidiary of Company after the Closing Date and (b) without limiting the foregoing clause (a), pledges the Plainbridge/Risk Corp. Dividend Note and the Pauls/Risk Corp. Dividend Note, as applicable, to Agent pursuant to the terms of the applicable Subsidiary Pledge Agreement; and''

    B. Subsection 7.3 of the Credit Agreement is hereby amended by (i) deleting the ``and'' appearing at the end of clause (vii) thereof, (ii) renumbering clause (viii) thereof as clause (ix), and (iii) adding a new clause
(viii) thereto as follows:

         ``(viii) Company and its Subsidiaries may make the Investments described in clauses (ii) and (iii) of the definition of Risk Restructuring; provided that all other transactions which are required under such definition to occur prior to or concurrently with each such Investment shall have occurred prior to or concurrently with the making of such Investment; and provided further, that all transactions constituting the Risk Restructuring shall be consummated no later than February 2, 1997; and''

    C. Subsection 7.4 of the Credit Agreement is hereby amended by (i) deleting the ``and'' appearing at the end of clause (ix) thereof, (ii) renumbering clause (x) thereof as clause (xi), and (iii) adding a new clause (x) thereto as follows:

         ``(x)     Bridge Stuart and Risk Corp. may, in connection with the
    Risk Restructuring, become and remain liable with respect to the Company/Risk Corp. Assumed Liabilities and the Plainbridge/Risk Corp. Assumed Liabilities; and''

    D. Subsection 7.6A of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting therefor the following:

                                                 ``MINIMUM
         FISCAL QUARTER ENDING              INTEREST COVERAGE RATIO

         May 4, 1996                             1.70:1.00
         August 3, 1996                          1.70:1.00
         November 2, 1996                        1.70:1.00
         February 1, 1997                        1.65:1.00

         May 3, 1997                             1.60:1.00
         August 2, 1997                          1.55:1.00
         November 4, 1997                        1.55:1.00
         January 31, 1998                        1.55:1.00

         May 2, 1998                             1.55:1.00
         August 1, 1998                          1.55:1.00
         October 31, 1998                        1.75:1.00

         January 30, 1999                        1.85:1.00

         May 1, 1999                             1.85:1.00
         July 31, 1999                           1.85:1.00
         October 30, 1999
          and thereafter                         2.00:1.00''

    E. Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting therefor the following:

         ``FISCAL QUARTER ENDING            MAXIMUM LEVERAGE RATIO

         May 4, 1996                             5.80:1.00
         August 3, 1996                          5.80:1.00
         November 2, 1996                        5.80:1.00
         February 1, 1997                        6.50:1.00

         May 3, 1997                             6.70:1.00
         August 2, 1997                          7.00:1.00
         November 4, 1997                        6.95:1.00
         January 31, 1998                        6.95:1.00

         May 2, 1998                             6.95:1.00
         August 1, 1998                          6.95:1.00
         October 31, 1998                        5.60:1.00
         January 30, 1999                        5.40:1.00

         May 1, 1999                             5.25:1.00
         July 31, 1999                           5.25:1.00
         October 30, 1999
          and thereafter                         5.00:1.00''


    F. Subsection 7.6C of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting therefor the following:

                                            ``MINIMUM CONSOLIDATED
         FISCAL QUARTER ENDING                   ADJUSTED EBITDA

         May 4, 1996                             $255,000,000
         August 3, 1996                          $255,000,000
         November 2, 1996                        $255,000,000
         February 1, 1997                        $225,000,000

         May 3, 1997                             $220,000,000
         August 2, 1997                          $210,000,000
         November 4, 1997                        $210,000,000
         January 31, 1998                        $210,000,000

         May 2, 1998                             $210,000,000
         August 1, 1998                          $210,000,000
         October 31, 1998                        $260,000,000
         January 30, 1999                        $265,000,000

         May 1, 1999                             $265,000,000
         July 31, 1999                           $265,000,000
         October 30, 1999
          and thereafter                         $270,000,000''


    G. Subsection 7.7 of the Credit Agreement is hereby amended by (i) deleting the ``and'' appearing at the end of clause (viii) thereof, (ii) renumbering clause (ix) thereof as clause (x), and (iii) adding a new clause
(ix) thereto as follows:

         ``(ix)    Company and its Subsidiaries may consummate the transactions described in clauses (ii), (iii) and (iv) of the definition of Risk Restructuring; provided that all other transactions which are required under such definition to occur prior to or concurrently with each such transaction shall have occurred prior to or concurrently with the consummation of such transaction; and provided further, that all transactions constituting the Risk Restructuring shall be consummated no later than February 2, 1997; and''

    H. Subsection 7.8 of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting therefor the following:

                                     ``MAXIMUM CONSOLIDATED
              FISCAL YEAR              CAPITAL EXPENDITURES AMOUNT

         1993                                    $115,000,000
         1994                                    $120,000,000
         1995                                    $120,000,000
         1996                                    $120,000,000
         1997                                     $90,000,000
         1998 and thereafter                     $125,000,000''

    I. Subsection 7.12 of the Credit Agreement is hereby amended by adding immediately after the reference to ``Collateral Documents'' contained therein the phrase ``and as permitted under subsection 7.7(ix) hereof''.

    1.4 AMENDMENT TO SECTION 11: SPECIAL PROVISIONS RELATING TO CERTAIN TRANSACTIONS

    Section 11 of the Credit Agreement is hereby amended by adding a new subsection 11.7 at the end thereof as follows:

         ``11.7    Issuance of Stock Pursuant to Risk Restructuring.

         Pursuant to the Risk Restructuring, Risk Corp. may amend its Articles of Incorporation to the extent necessary to issue, and may issue to Bridge Stuart and Plainbridge, common stock representing in the aggregate not in excess of 10.0% of its outstanding common stock; provided that all other transactions which are required under the definition of Risk Restructuring to occur prior to or concurrently with such issuance shall have occurred prior to or concurrently with such issuance.''


    SECTION 2.  CONDITIONS TO EFFECTIVENESS

    Section 1 of this Amendment shall become effective only upon the prior or concurrent satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the ``SIXTH AMENDMENT EFFECTIVE DATE''):

    A. On or before the Sixth Amendment Effective Date, Company shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Sixth Amendment Effective Date:

         1. Certified copies of any amendments made to its Certificate of Incorporation after the Closing Date, certified as of the Sixth Amendment Effective Date by its corporate secretary or an assistant secretary as being the only amendments thereto since the Closing Date (or, if there have been no such amendments since the Closing Date, a certificate of its corporate secretary or an assistant secretary to that effect), together with a good standing certificate from the Secretary of State of the State of Delaware, dated a recent date prior to the Sixth Amendment Effective Date;

         2. Copies of any amendments made to its Bylaws after the Closing Date, certified as of the Sixth Amendment Effective Date by its corporate secretary or an assistant secretary as being the only amendments thereto since the Closing Date (or, if there have been no such amendments since the Closing Date, a certificate of its corporate secretary or an assistant secretary to that effect);

         3. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Sixth

    Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

         4. Signature and incumbency certificates of its officers executing this Amendment; and

         5.   Copies of this Amendment executed by Company.

    B.   Agent shall have received from Company (i) a schedule in the form of
Schedule 5.1 annexed to the Credit Agreement setting forth all of the Real Estate Subsidiaries and other Subsidiaries of Company and the ownership interests of Company therein prior to the Risk Restructuring, and (ii) a schedule in the form of Schedule 5.1 annexed to the Credit Agreement setting forth all of the Real Estate Subsidiaries and other Subsidiaries of Company and the ownership interests of Company therein after giving effect to the Risk Restructuring.

    C. Agent shall have received from Company, for distribution to each Lender that has executed and delivered a counterpart of this Amendment on or prior to 5:00 p.m. (New York City time) on December 13, 1996, an amendment fee in an amount equal to 0.15% of the sum of the Term A Loan Exposure of such Lender plus the Term B Loan Exposure of such Lender plus the Revolving Loan Exposure of such Lender.

    D. On or before the Sixth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.


    SECTION 3.  COMPANY'S REPRESENTATIONS AND WARRANTIES

    In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amended Agreement.

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

         C. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries except for such approvals or consents which will be obtained on or before the Sixth Amendment Effective Date.

         D. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Sixth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

    SECTION 4.  MISCELLANEOUS

    A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (i) On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to ``this Agreement'', ``hereunder'', ``hereof'', ``herein'' or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the ``Credit Agreement'', ``thereunder'', ``thereof'' or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein or therein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

    B. FEES AND EXPENSES. Company acknowledges that all reasonable costs, fees and expenses incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

    C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

    D. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than Section 1 hereof) shall become effective upon the execution of a counterpart hereof by Requisite Lenders, Company and Agent and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                     [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            PATHMARK STORES, INC.


                                            By:  /S/ RON MARSHALL
                                                 ------------------------------
                                                 Name:   Ron Marshall
                                                 Title:  Executive Vice
                                                 President



                                            BANKERS TRUST COMPANY, individually
                                            and as Agent



                                            By: /S/ MARY JO JOLLY
                                                -------------------------------
                                                Name:  Mary Jo Jolly
                                                Title: Assistant Vice President

                                          THE BANK OF NOVA SCOTIA, as a Lender


                                          By: /S/ STEPHEN LOCKHART
                                              ---------------------------------
                                              Name:  Stephen Lockhart
                                              Title:  Vice President



                                          BANQUE FRANCAISE DU COMMERCE
                                          EXTERIEUR, as a Lender


                                          By: /S/ BRIAN J. CUMBERLAND
                                              ---------------------------------
                                              Name:  Brian J. Cumberland
                                              Title:  Assistant Treasurer


                                          By:  /S/ WILLIAM C. MAIER
                                              ---------------------------------
                                              Name: William C. Maier
                                              Title: VP - Group Manager



                                          CIBC INC., as a Lender


                                          By: /S/ ELIZABETH SCHREIBER
                                              ---------------------------------
                                              Name: Elizabeth Schreiber
                                              Title: Authorized Signatory


                                          CITIBANK, N.A., as a Lender


                                          By: /S/ HANS L. CHRISTENSEN
                                              ---------------------------------
                                              Name: Hans L. Christensen
                                              Title: Vice President

                                          COMPAGNIE FINANCIERE DE CIC ET
                                          DE L'UNION EUROPEENNE, as a Lender


                                          By:  /S/ SEAN MOUNIER
                                              ---------------------------------
                                              Name: Sean Mounier
                                              Title: First Vice President


                                          By:  /S/ BRIAN O'LEARY
                                              ---------------------------------
                                              Name: Brian O'Leary
                                              Title: Vice President



                                          CORESTATES BANK, N.A., as a Lender


                                          By:  /S/ THOMAS J. MCDONNELL
                                              ---------------------------------
                                               Name: Thomas J. McDonnell
                                               Title: Vice President



                                          THE FIRST NATIONAL BANK OF
                                          BOSTON, as a Lender


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                          GOLDMAN SACHS CREDIT PARTNERS
                                          L.P., as a Lender


                                          By:  /S/ JOHN URBAN
                                              ---------------------------------
                                               Authorized Signatory

                                          HELLER FINANCIAL, INC., as a Lender


                                          By:  /S/ JOANN L. HOLMAN
                                              ---------------------------------
                                               Name: Joann L. Holman
                                               Title:  Assistant Vice President



                                          INDOSUEZ CAPITAL FUNDING II,
                                          LIMITED, as a Lender

                                          By:  INDOSUEZ CAPITAL
                                               LUXEMBOURG, as Collateral
                                               Manager



                                          By: /S/ FRANCOISE BERTHELOT
                                              ---------------------------------
                                              Name:  Francoise Berthelot
                                              Title: Authorized Signatory



                                          LTCB TRUST COMPANY, as a Lender


                                          By:  /S/ NOBORU KUBOTA
                                              ---------------------------------
                                              Name: Noboru Kubota
                                              Title: Senior Vice President

                                          THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION, as a Lender


                                          By:  /S/ PATRICIA LORET DE MOLA
                                              ---------------------------------
                                              Name: Patricia Loret de Mola
                                              Title: Senior Vice President



                                          MORGAN STANLEY SENIOR FUNDING,
                                          INC., as a Lender


                                          By: /S/ CHRISTOPHER A. PUCILLO
                                              ---------------------------------
                                              Name: Christopher A. Pucillo
                                              Title: Vice President



                                          OAK HILL SECURITIES FUND, L.P., as a
                                          Lender

                                          By:  OAK HILL SECURITIES GENPAR,
                                               L.P., its General Partner

                                          By:  Oak Hill Securities MGP, Inc.,
                                               its General Partner


                                          By: /S/ SCOTT KRASE
                                              ---------------------------------
                                              Name: Scott Krase
                                              Title: Vice President



                                          PILGRIM AMERICA PRIME RATE TRUST, as
                                          a Lender


                                          By:  /S/ HOWARD TIFFEN
                                              ---------------------------------
                                               Name: Howard Tiffen
                                               Title: Senior Vice President

                                          SENIOR DEBT PORTFOLIO, as a Lender

                                          By: BOSTON MANAGEMENT AND
                                              RESEARCH, as Investment Advisor



                                          By:  /S/ BARBARA CAMPBELL
                                              ---------------------------------
                                              Name: Barbara Campbell
                                              Title: Assistant Treasurer



                                          SUMMIT BANK, as a Lender


                                          By:  /S/ LAWRENCE F. ZEMA
                                              ---------------------------------
                                              Name: Lawrence F. Zema
                                              Title: Vice President & Regional
                                              Manager, Large Corporate Group



                                          VAN KAMPEN AMERICAN CAPITAL
                                          PRIME RATE INCOME TRUST, as a Lender


                                          By:  /S/ BRIAN W. GOOD
                                              ---------------------------------
                                              Name: Brian W. Good
                                              Title: Vice President

                                          KEYPORT LIFE INSURANCE COMPANY,
                                          as a Lender


                                          By: CHANCELLOR LGT SENIOR SECURED
                                              MANAGEMENT, INC., as Portfolio
                                              Advisor



                                          By:  /S/ STEPHEN M. ALFIERI
                                              ---------------------------------
                                               Name:  Stephen M. Alfieri
                                               Title: Managing Director



                                          RESTRUCTURED OBLIGATIONS
                                          BACKED BY SENIOR ASSETS B.V.,
                                          as a Lender

                                          By:  CHANCELLOR LGT SENIOR SECURED
                                               MANAGEMENT, INC., as Portfolio
                                               Advisor



                                          By:  /S/ STEPHEN M. ALFIERI
                                              ---------------------------------
                                              Name:  Stephen M. Alfieri
                                              Title:  Managing Director


                                          STICHTING RESTRUCTURED
                                          OBLIGATIONS BACKED BY SENIOR
                                          ASSETS 2 (ROSA2), as a Lender

                                          By:  CHANCELLOR LGT SENIOR SECURED
                                               MANAGEMENT, INC., as Portfolio
                                               Advisor



                                          By:  /S/ STEPHENM. ALFIERE
                                              ---------------------------------
                                              Name:  Stephen M. Alfieri
                                              Title:  Managing Director

                                          AERIES FINANCE LTD., as a Lender

                                          By:  /S/ ANDREW IAN WIGNALL
                                              ---------------------------------
                                               Name: Andrew Ian Wignall
                                               Title:  Director




                                          CERES FINANCE LTD., as a Lender


                                          By:  /S/ DAVID EGGLISHAW
                                              ---------------------------------
                                               Name: David Egglishaw
                                               Title: Director



                                          STRATA FUNDING LTD., as a Lender


                                          By:  /S/ DAVID EGGLISHAW
                                              ---------------------------------
                                              Name:  David Egglishaw
                                              Title: Director

                                          CAPTIVA FINANCE LTD., as a Lender


                                          By:  /S/ DAVID EGGLISHAW
                                              ---------------------------------
                                              Name: David Egglishaw
                                              Title: Director

                                          PNC BANK, NATIONAL ASSOCIATION,
                                          as a Lender


                                          By: /S/ MICHAEL RICHARDS
                                              ---------------------------------
                                              Name: Michael Richards
                                              Title: Vice President